Exhibit 99.1

FOR IMMMEDIATE RELEASE

Editorial Contacts:

Jennifer Schuh	Bob Richter

NAVTEQ Corporation	for NAVTEQ Corporation

Tel: 312-894-3913	Tel: 212-802-8588

e-M: jennifer.schuh@navteq.com	e-M: bob@richtermedia.com

Investor Relations Contact:

Thomas R. Fox

NAVTEQ Corporation

Tel: 312-894-7500

e-M: investorrelations@navteq.com

NAVTEQ Reports Record Fourth Quarter and Full Year Revenue and Operating Income

Chicago, IL — February 6, 2008 — NAVTEQ Corporation (NYSE: NVT), a leading global provider of digital map data for vehicle navigation and location-based solutions, today reported record revenue and operating income for the quarter and fiscal year ended December 31, 2007.

Fourth quarter revenue rose 53% over the same period in 2006 to $276.4 million.  Operating income was $83.3 million, a 33% increase over last year’s fourth quarter.  Net income in the quarter grew 44% over the prior year to $61.9 million.   Earnings per diluted share in the quarter of $0.61 grew 36% over the same period in 2006.

Full year revenue rose 47% over 2006 to $853.4 million.  Full year operating income for 2007 was $226.2 million, a 47% increase over the prior year.  Net income for the year grew 57% over the prior year to $173.0 million.  Earnings per diluted share for the year of $1.73 grew 51% over 2006.

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“The fourth quarter capped a terrific year of growth and progress for NAVTEQ,” said Judson Green, president and chief executive officer.  “The performance of our business continued to outpace our forecasts, which enabled us to increase investment in our products and services during the year.  We are excited about our prospects as we begin 2008 and we look forward to another successful year.”

Revenue from NAVTEQ’s Europe, Middle East & Africa (EMEA) region totaled $147.1 million in the quarter, up 29% from the fourth quarter of 2006.  For the full year, EMEA revenue was $472.5 million, an increase of 31% over 2006.  Excluding the impact of foreign currency rate fluctuation, EMEA revenue for the fourth quarter and full year 2007 grew 17% and 22%, respectively.  Revenue for the Americas region was $127.6 million in the quarter, a 92% increase over the fourth quarter of 2006.  For the full year, revenue in the Americas region was $373.3 million, representing 73% growth over 2006.  Asia Pacific revenue was $1.7 million in the quarter, an increase of 115% over the fourth quarter of 2006.  For the full year, Asia Pacific revenue of $7.6 million grew 40% over 2006.

Cash and marketable securities totaled $462.8 million at December 31, 2007.  Net cash provided by operating activities for the full year was $292.9 million.

Status of pending merger with Nokia

NAVTEQ announced today that the pending merger with Nokia was cleared on December 6, 2007 by the Committee on Foreign Investments in the United States (“CFIUS”) under the provisions of the Exon-Florio Amendment to the Defense Production Act of 1950.

Completion of the merger is subject to the receipt of European regulatory approval.  Nokia is expected to file its Form CO with the European Commission within the next one to two weeks.

Supplementary Information

In lieu of a conference call, management has provided a PowerPoint document containing supplementary information on the results, which is available in the ‘News & Events’ section of our IR website at investor.navteq.com.

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About NAVTEQ

NAVTEQ is a leading provider of comprehensive digital map information for automotive navigation systems, mobile navigation devices, Internet-based mapping applications, and government and business solutions. NAVTEQ creates the digital maps and map content that power navigation and location-based services solutions around the world. The Chicago-based company was founded in 1985 and has over 3,300 employees located in 167 offices in 31 countries.

NAVTEQ is a trademark in the U.S. and other countries. All rights reserved.

This document may include certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. Such statements may include, but are not limited to, planned expenditures and expectations of future financial performance and operating results.  The statements are based on our current beliefs or expectations and are inherently subject to various risks and uncertainties, including those set forth under “Item 1A. Risk Factors” in each of the Company’s most recent Annual and Quarterly Reports filed with the Securities and Exchange Commission.

Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors. NAVTEQ does not undertake any obligation to update any forward-looking statements contained in this document.

NAVTEQ CORPORATION
Condensed Consolidated Statements of Income
(In thousands, except per share data)

	Quarter Ended		Year Ended
	Dec. 31, 2006	Dec. 31, 2007	Dec. 31, 2006	Dec. 31, 2007
		(Unaudited)		(Unaudited)

Net revenue:
Digital map licensing and related revenues	$174,610	254,692	$565,244	785,461
Advertising	260	14,626	260	49,574
Other	5,821	7,039	16,115	18,352
Total net revenue	180,691	276,357	581,619	853,387

Operating costs and expenses:
Database creation and delivery costs	77,515	121,944	275,449	395,778
Selling, general, and administrative expenses	40,373	71,127	152,474	231,458

Total operating costs and expenses	117,888	193,071	427,923	627,236

Operating income	62,803	83,286	153,696	226,151

Other income	2,956	5,669	10,249	17,884

Income before income taxes	65,759	88,955	163,945	244,035

Income tax expense	22,816	27,043	54,481	71,085

Net income before cumulative effect of change in accounting principle
	42,943	61,912	109,464	172,950

Cumulative effect of change in accounting principle, net of tax
	—	—	506	—

Net income	$42,943	61,912	$109,970	172,950

Earnings per share of common stock before cumulative effect of change in accounting principle –

Basic	$0.46	0.63	$1.18	1.78
Diluted	$0.45	0.61	$1.14	1.73

Cumulative effect of change in accounting principle per share of common stock –

Basic	$—	—	$0.01	—
Diluted	$—	—	$0.01	—

Earnings per share of common stock –
Basic	$0.46	0.63	$1.18	1.78
Diluted	$0.45	0.61	$1.15	1.73

Weighted average shares of common stock outstanding –
Basic	93,470	98,504	93,029	97,350
Diluted	95,852	101,551	95,713	99,985

NAVTEQ CORPORATION
Condensed Consolidated Statements of Income
(In thousands)

	Dec. 31,	Dec. 31,
	2006	2007
Assets		(Unaudited)
Current Assets:
Cash and cash equivalents	$122,335	159,857
Short-term marketable securities	137,163	226,126
Accounts receivable,net	126,081	193,505
Deferred income taxes, net	9,232	39,872
Prepaid expenses and other current assets	17,744	32,752

Total current assets	412,555	652,112

Property and equipment, net	27,462	111,687
Capitalized software development costs, net	18,844	27,084
Long-term deferred income taxes, net	187,391	198,620
Long-term marketable securities	63,033	76,855
Goodwill and acquired intangible assets, net	72,814	247,956
Deposits and other assets	12,602	7,503

Total assets	$794,701	1,321,817

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$22,874	32,175
Accrued payroll and related liabilities	33,571	48,935
Other accrued expenses	38,439	52,362
Accrued rebates	16,909	62,279
Deferred revenue	28,618	45,582

Total current liabilities	140,411	241,333

Long-term deferred revenue	2,874	45,148
Other long-term liabilities	2,035	28,762

Total liabilities	145,320	315,243

Stockholders’ equity	649,381	1,006,574

Total liabilities and stockholders’ equity	$794,701	1,321,817

NAVTEQ CORPORATION
Condensed Consolidated Statements of Cash Flows
(In thousands)

	Year Ended
	Dec. 31, 2006	Dec. 31, 2007
		(Unaudited)

Cash flows from operating activities:
Net income	$109,970	172,950
Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation and amortization	29,700	42,931
Deferred income taxes	15,046	10,693
Stock compensation expense	14,501	20,844
Cumulative effect of change in accounting principle	(506)	—
Provision for doubtful receivables	2,548	4,312
Noncash other	1,215	344
Changes in operating assets and liabilities, net of effects of acquisitions	(32,466)	40,872

Net cash provided by operating activities	140,008	292,946

Cash flows from investing activities:
Acquisition of property and equipment	(17,834)	(74,606)
Capitalized software development costs	(9,055)	(20,552)
Net purchases of marketable securities	(65,408)	(98,372)
Payments for acquisitions, net of cash acquired	(42,216)	(90,490)
Note receivable	(300)	—

Net cash used in investing activities	(134,813)	(284,020)

Cash flows from financing activities:
Issuance of common stock and other equity transactions	26,256	19,579

Net cash provided by financing activities	26,256	19,579

Effect of exchange rate changes on cash	5,814	9,017

Net increase in cash and cash equivalents	37,265	37,522

Cash and cash equivalents at beginning of period	85,070	122,335

Cash and cash equivalents at end of period	$122,335	159,857